POWER OF ATTORNEY

The undersigned hereby appoints the General Counsel of Intuit Inc.

and each of Elizabeth McBride, Kerry McLean, and Ben Schwartz signing singly, the undersigned's true and lawful

attorney in fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission

(the 'SEC') a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of

1934 (the 'Exchange Act') or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Intuit Inc. (the 'Company'),

Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form

3, 4, and 5, complete and execute any amendment or amendments thereto,

and timely file such form with the SEC and any stock exchange or similar authority; and

(4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of  Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such

attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney in fact,

or such attorney in fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this Power of

Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company's General

Counsel.  Should a named attorney in fact terminate employment with the Company, this Power of Attorney shall be deemed revoked singly with respect to such departing attorney in fact and shall remain in full force and effect with respect to each of the foregoing

attorneys in fact then employed by the Company until terminated pursuant to the preceding sentence.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 4th day of May, 2016.

/s/ Raul Vazquez

Name:Raul Vazquez